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                                                                     EXHIBIT 3.5

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                        BINNINGS BUILDING PRODUCTS, INC.


         BINNINGS BUILDING PRODUCTS, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         A. The name of the corporation is Binnings Building Products, Inc. The date of filing of its original Certificate of Incorporation was February 5, 1986.

         B. This Amended and Restated Certificate of Incorporation was duly adopted by written consent of the stockholders without a meeting in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, and written notice of the adoption of this Amended and Restated Certificate of Incorporation has been given as provided by Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice, and the following resolution restating, integrating and further amending the Certificate of Incorporation of this corporation was approved by written consent of the stockholders of the corporation without a meeting as of December 10, 1997:

                  NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of this Corporation be, and it hereby is, restated and further amended to read in its entirety as follows:

         1. The name of the corporation is Binnings Building Products, Inc.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

         3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares which the Corporation shall have authority to issue is 1,000 shares of capital stock, and the par value of each such share is $0.001 per share.
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            Cumulative voting as provided for by Section 214 of Title 8 of the
Delaware Code shall not apply to this Corporation.

            Preemptive rights as provided for by Section 102(b)(3) of Title 8 of the Delaware Code shall not be granted and are hereby expressly denied.

         5. The Board of Directors shall have sole authority to determine the number of Directors serving on the Board, and may increase or decrease the exact number of Directors from time to time by resolution duly adopted by such Board. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

         6. The Corporation shall have perpetual existence.

         7. The Corporation shall be managed by the Board of Directors, which shall exercise all powers conferred under the laws of the State of Delaware. The Board of Directors shall have authority to make, alter or repeal the Bylaws of the Corporation.

         8. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

         9. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

         10. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that nothing contained herein shall eliminate or limit the liability of a director of the Corporation to the extent provided by applicable laws (i) for any breach of the director's duty
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of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for authorizing the payment of a dividend or repurchase of stock, or (iv) for any transaction from which the director derived an improper personal benefit. The limitation of liability provided herein shall continue after a director has ceased to occupy such position as to acts or omissions occurring during such director's term or terms of office.

         11. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         IN WITNESS WHEREOF, Binnings Building Products, Inc. has caused this certificate to be signed by Frank J. Amedia, its President, this 10th day of December, 1997.

                                              BINNINGS BUILDING PRODUCTS, INC.,
                                              a Delaware corporation



                                              By  /s/ Frank J. Amedia
                                                 -------------------------------
                                              Name:   Frank J. Amedia
                                              Title:  President